                                       FORM 8-A

                          SECURITIES AND EXCHANGE COMMISSION
                               Washington, D.C.  20549

                                 -------------------
                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934

                                 --------------------
                                 NEVADA POWER COMPANY
                (Exact Name of Registrant as Specified in its Charter)

              NEVADA                                  88-0045330
  (State or Other Jurisdiction          (I.R.S. Employer Identification Number)
of Incorporation or Organization)

                                   NVP CAPITAL III
            (Exact name of registrant as specified in its Trust Agreement)

                 DELAWARE                             TO BE APPLIED FOR
         (State of incorporation or                   (I.R.S. Employer
               organization)                         Identification No.)

                               6226 West Sahara Avenue
                               Las Vegas, Nevada  89146

             (Address of principal executive offices, including zip code)

                                 --------------------

          Securities to be registered pursuant to Section 12(b) of the Act:

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
     Title of each class                     Name of each exchange on which
     to be so registered                     each class is to be so registered
--------------------------------------------------------------------------------
___% Trust Issued                            New York Stock Exchange, Inc.
Preferred Securities of NVP Capital III
(and the Guarantee of Nevada Power Company
with respect thereto)
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. / /

     Securities to be registered pursuant to Section 12(g) of the Act: None
                               -----------------------
     The Commission respectfully is requested to send copies of all notices, orders and communications to:

                              John R. Rottschaefer, Esq.
                               Best Best & Krieger LLP
                                    P.O. Box 1028
                                 Riverside, CA 92502
                                    (909) 686-1450
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                    INFORMATION REQUIRED IN REGISTRATION STATEMENT

     Item 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The securities to be registered hereby are ____% Trust Issued Preferred Securities ("Preferred Securities"), representing preferred undivided beneficial ownership interests in the assets of NVP Capital III, a Delaware business trust, together with the guarantee by Nevada Power Company (the "Company"), a Nevada corporation, set forth in the form of the Preferred Securities Guarantee Agreement executed and delivered by the Company to IBJ Schroder Bank & Trust Company, as Guarantee Trustee (the "Guarantee"). The Guarantee is incorporated by reference to Exhibit 4.7 to the Registration Statement on Form S-3 of the Company and NVP Capital III (Registration Nos. 333-63613 and 333-63613-01) filed with the Securities and Exchange Commission (the "Commission") on September 17, 1998 under the Securities Act of 1933, as such Registration Statement may be amended (the "Registration Statement"). It is anticipated that the Registration Statement will become effective on or about September 23, 1998. The particular terms of the Preferred Securities and the Guarantee will be described in a prospectus, filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended, in connection with the Registration Statement (the "Prospectus"). The Prospectus shall be deemed to be incorporated by reference herein as set forth in Item 2 below.

     Item 2.   EXHIBITS.

     The Preferred Securities and Guarantee described herein are to be registered on the New York Stock Exchange, on which no other securities of NVP Capital III are registered. Accordingly, the following Exhibits required in connection with Part II to the instructions as to Exhibits to Form 8-A have been duly filed with the New York Stock Exchange. Each Exhibit was previously filed as indicated with the Commission and is incorporated herein by reference.

     Exhibit                                      Description and
     Number                                       Method of Filing
     -------                                      ----------------
     1(a)      The Prospectus           To be Filed pursuant to Rule 424(b) in
                                        connection with the Registration
                                        Statement of the Company, NVP Capital
                                        III (Reg. Nos. 333-63613 and 333-63613-01).

     4(a)      Certificate of Trust of  Filed as Exhibit 4.2 to the Registration
               NVP Capital III          Statement (Reg. Nos. 333-63613 and
                                        333-63613-01).

     4(b)      Trust Agreement for NVP  Filed as Exhibit 4.3 to the Registration
               Capital III              Statement (Reg. Nos. 333-63613 and 333-
                                        63613-01).

     4(c)      Form of Amended and      Filed as Exhibit 4.4 to the Registration
               Restated Declaration of  Statement (Reg. Nos. 333-63613 and 333-
               Trust                    63613-01).

     4(d)      Form of Indenture        Filed as Exhibit 4.1 to the Registration
               between the Company and  Statement (Reg. Nos. 333-63613 and 333-
               IBJ Schroder Bank &      63613-01).
               Trust Company, as
               Trustee

     4(e)      Form of Junior           Filed as Exhibit 4.9 to the Registration
               Subordinated Deferrable  Statement (Reg. Nos. 333-63613 and 333-
               Interest Debenture       63613-01).

     4(f)      Form of Preferred        Filed as Exhibit 4.7 to the Registration
               Securities Guarantee     Statement (Reg. Nos. 333-63613 and 333-
               Agreement                63613-01).

     5(a)      Form of Preferred        Filed as Exhibit 4.5 to the Registration
               Security Certificate for Statement (Reg. Nos. 333-63613 and 333-
               NVP Capital III          63613-01).

                                      SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereto duly authorized.

Dated: September 17, 1998          NVP CAPITAL III

                                   By: Nevada Power Company

                                   By: /s/ Charles A. Lenzie
                                      ------------------------------------
                                        Charles A. Lenzie, Chairman
                                        of the Board and Chief Executive
                                        Officer


                                   NEVADA POWER COMPANY

                                   By: /s/ Charles A. Lenzie
                                      ------------------------------------
                                        Charles A. Lenzie, Chairman
                                        of the Board and Chief Executive
                                        Officer